EXHIBIT 10.1

FIRST AMENDMENT
TO THE
JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN

WHEREAS, Jones Lang LaSalle Incorporated (the “Company”), maintains the Jones Lang LaSalle Incorporated Deferred Compensation Plan (the “Plan”) for the benefit of eligible employees;

WHEREAS, pursuant to Section 13.2 of the Plan, the Company retains the authority to amend the Plan;

WHEREAS, the Company’s Board of Directors has delegated its authority to amend the Plan to the Jones Lang LaSalle Incorporated Compensation Committee; and

WHEREAS, the Compensation Committee has authorized the Chief Human Resources Officer to amend the employee benefit plans sponsored by the Company or a member of its controlled group.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date set forth below, to remove the last sentence of Section 3.11(a) of the Plan.

/s/ Nazneen Razi
Nazneen Razi
Executive Vice President and
Chief Human Resources Officer.

Dated as of January 1, 2005